EXHIBIT 10.145- MARKED

Date:	21 December 2010

Inter Parfums S.A.
4 Rond Point Des Champs-Elysées
75008 Paris
France

For the attention of Mr Philippe Benacin

Inter Parfums, Inc.
551 Fifth Avenue
New York
NY 10176
USA

For the attention of Mr Jean Madar

Dear Sirs

Amendment Number 2 - Licence Agreement between (1) Burberry Limited (“Burberry”) (2) Inter Parfums S.A. (the “Licensee”) and (3) Inter Parfums, Inc (the “Guarantor”) dated 12 October 2004 (as amended) (the “Agreement”)

With effect from the date hereof, Burberry, the Licensee and the Guarantor hereby agree that the Agreement shall be amended as set out below.

1.	The definition of “Term” in Clause 1.1 of the Agreement shall be amended by:

(a)	deleting the words and numerals “31 December 2016” where they appear on the second and fifth line of such definition and replacing them with the words and numerals “31 December 2017”;

(b)	deleting the words and numerals “31 December 2014” where they appear on the second and fourth line of such definition and replacing them with the words and numerals “31 December 2015”; and

(c)	deleting the words and numerals “31 December 2021” where they appear on the third line of such definition and replacing them with the words and numerals “31 December 2022”.

2.	Clause 20.6 shall be amended by:

(a)
deleting the words and numerals “31 December 2011” where they appear in the first paragraph and the fifth and seventh lines of the sixth paragraph and replacing them with the words and numerals “31 December 2012”;

(b)	deleting the words and numerals “1 January 2011” where they appear in the second paragraph and replacing them with the words and numerals “1 January 2012”;

(c)	deleting the words and numerals “30 June 2011” where they appear in the fifth paragraph and replacing them with the words and numerals “30 June 2012”; and

(d)	deleting the words and numerals “31 July 2011” where they appear in the sixth paragraph and replacing them with the words and numerals “31 July 2012”.

3.
Clause 28.1(B) of the Agreement shall be amended by deleting the words “St. Albans House, 10 St. Albans Street, London, SW1Y 4SQ, United Kingdom” and replacing them with the words “Horseferry House, Horseferry Road, London, SW1P 2AW, United Kingdom”.

4.	Part A of Schedule 6 shall be amended by inserting the following row to the end of the table set out therein:
“
2017	[€———-]1
“
5.	Part B of Schedule 6 shall be amended by inserting the following row to the end of the table set out therein:
“
2017	[———-]2
 “
6.           Each of Burberry, Licensee and Guarantor shall consult with each other and agree upon a press release to be made and issued jointly by Burberry, Licensee and Guarantor, as well as the date of issuance, which shall be made promptly after the execution and delivery of this Amendment Number 2. Burberry acknowledges that, in accordance with the provisions of Clause 26.2 of the Agreement, Licensee and Guarantor have advised Burberry that the Licensee and/or the Guarantor are required by law and by each securities exchange or regulatory or governmental body having jurisdiction over it, wherever situated (and including without limitation, the U.S. Securities and Exchange Commission (the “SEC”), The Nasdaq Stock Market, NASD Regulation, and Euronext) and whether or not the requirement has the force of law, to publicly disclose the subject matter of this Amendment Number 2 and any notices pursuant to Clause 20.6 in general, and in particular in respect of the Guarantor, to file such reports with the SEC as may be required under the applicable regulations of the SEC via the Edgar filing system, which provides immediate access thereto by the public; and further, that Guarantor is obligated to file a copy of this Amendment Number 2 with the SEC via the Edgar filing system, provided that the commercial information set forth in paragraphs 4 and 5 of this Amendment Number 2 will be redacted from the filing, and an application for confidential treatment of such information is to be filed. For the avoidance of doubt the Licensee and the Guarantor acknowledge and agree that Burberry Group plc (the ultimate Holding Company of Burberry)  may and can make an announcement to the London Stock Exchange in respect of the subject matter of this Amendment Number 2 and any notices pursuant to Clause 20.6 in general.

1 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc., no. 10.145.1.

2 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc., no. 10.145.2.

In this letter all defined terms, where applicable, will have the same meanings as in the Agreement unless otherwise defined in this letter.  For the avoidance of doubt, this letter will take effect as an amendment to the Agreement, but in all other respects the Agreement will continue in full force and effect.  This letter supersedes all previous oral or written agreements or arrangements between the parties (if any) in relation to its subject matter.  This letter and the Agreement will constitute the entire Agreement between the parties in respect of its subject matter.

Each party hereby acknowledges that it has not in signing and counter-signing this letter (as the case may be) relied upon any pre-contractual representation not expressly included in this letter and (except as expressly provided in this letter) neither party shall have any liability in respect of any pre-contractual representation innocently or negligently made.

Except as provided in 36 unless the right of enforcement is expressly granted, it is not intended that any provision of this letter shall be enforceable by virtue of the Contracts (Rights of Third Parties) Act 1999 by any person who is not a party to this agreement.

Please acknowledge your acceptance of the terms of this letter by signing and returning three copies of this letter.  The terms of this letter shall not take effect until this letter has been signed and dated by Burberry.

Yours faithfully

/s/ C. Fairweather
For and on behalf of
BURBERRY LIMITED

I for an on behalf of Inter Parfums S.A. acknowledge receipt of your letter and accept and agree to its terms as set out above.

/s/ Philippe Benacin
For an on behalf of
INTER PARFUMS S.A.

I for an on behalf of Inter Parfums, Inc acknowledge receipt of your letter and accept and agree to its terms as set out above.

/s/ Jean Madar
For and on behalf of
INTER PARFUMS, INC